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                                                                    Exhibit 3.2




                    BY-LAWS OF NORTH AMERICAN DATACOM, INC.

                               ARTICLE I OFFICES

SECTION 1.        REGISTERED OFFICE

         The registered agent and registered office of North American DataCom, Inc. (the "Corporation"), a Delaware corporation, shall be established and maintained as set forth in the Corporation's Certificate of Incorporation, subject to change as determined from time to time by the Board of Directors or the President.

SECTION 2.        OTHER OFFICES

         The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.


                     ARTICLE II  MEETINGS OF STOCKHOLDERS

SECTION 1.        ANNUAL MEETINGS

         Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall, in accordance with the terms of the Certificate of Incorporation of the Corporation, elect a Board of Directors and transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.        SPECIAL MEETINGS

         Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or the Secretary, by resolution of the Board of Directors, or by the holders of not less than 10% of all of the outstanding shares of the Corporation entitled to vote on any question proposed to be considered at the meeting.

SECTION 3.        VOTING

         Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. At any meeting of the stockholders, any question, including, without limitation, any election of directors shall be decided by the affirmative vote of the majority of shares present in person or



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represented by proxy and entitled to vote on such question, a quorum being present, except as otherwise provided by the Certificate of Incorporation of the Corporation, these By-Laws or the laws of the State of Delaware.

         A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number, class and series (if any) of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4.        QUORUM

         Except as otherwise required by law, by the Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders of the Corporation holding shares constituting a majority of those shares entitled to vote upon the proposed business shall constitute a quorum at any annual or special meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, until stockholders holding the requisite amount of shares entitled to vote on such proposed business shall be present. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

SECTION 5.        NOTICE OF MEETINGS

         Except as otherwise provided by law, written notice, stating the place, date and time of the meeting and, in the case of a special meeting, the general nature of the business to be considered, shall be given personally or by first-class mail (airmail in the case of international communications) to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all of the stockholders entitled to vote



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thereat. Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling the special meeting of stockholders give notice thereat, such persons or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

SECTION 6.        ACTION WITHOUT MEETING

         Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                             ARTICLE III DIRECTORS

SECTION 1.        GENERAL POWERS

         The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by law, the Certificate of Incorporation of the Corporation or these By-Laws, directed or required to be exercised or done by stockholders.

SECTION 2.        NUMBER AND TERM

         The number of directors shall be not less than one nor more than seven, the exact number of directors to be determined from time to time by resolutions adopted by the Board of Director. Directors shall be elected at the annual meeting of shareholders. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office in the manner hereinafter provided. A director need not be a stockholder.

SECTION 3.        RESIGNATIONS

         Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.



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SECTION 4.        VACANCIES

         Except as otherwise provided in the Certificate of Incorporation of the Corporation, any vacancy on the Board of Directors may be filled by a vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Unless earlier removal pursuant to Section 5 hereof, each director chosen in accordance with this Section 4 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.

SECTION 5.        REMOVAL

         Any or all of the directors may be removed from office in accordance with applicable law.

SECTION 6.        COMMITTEES

         The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 7.        MEETINGS

         The newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, as soon as practicable after the annual meeting of the stockholders, or the time and place of such meeting may be fixed by consent of all of the directors, unless the Board of Directors shall have transacted all such business by written consent pursuant to Section 10 of this Article III.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

         Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any director, on at least two days' notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors or as shall be stated in the call of the meeting.

         Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by



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means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 8.        QUORUM

         A majority of the total number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law, the Certificate of Incorporation of the Corporation or these By-Laws.

SECTION 9.        COMPENSATION

         Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 10.       ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice or without a vote if a written consent thereto, setting forth the action so taken, is signed by all members of the Board of Directors or such committees, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.


                                   ARTICLE IV

SECTION 1.        OFFICERS

         The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.



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         All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board of Directors.

SECTION 2.        CHAIRMAN OF THE BOARD

         The Chairman of the Board shall preside at meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him by the Board of Directors. The Chairman of the Board shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed, the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 3.        PRESIDENT

         The President shall be the chief executive officer of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. The President shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal to be affixed to any instrument requiring it, and when so affixed, the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 4.        VICE PRESIDENTS

         Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

SECTION 5.        TREASURER

         The Treasurer shall be the Chief Financial Officer of the Corporation. He shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.



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SECTION 6.        SECRETARY

         The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the directors, upon whose request the meeting is called as provided in these By-Laws. He shall record all of the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purposes and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same.

SECTION 7.        ASSISTANT TREASURERS AND ASSISTANT SECRETARIES

         Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.


                            ARTICLE V MISCELLANEOUS

SECTION 1.        CERTIFICATES OF STOCK

         Certificates representing shares of the Corporation shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks, trust companies or other professionals from time to time to act as transfer agents and registrars of the stock of the Corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

SECTION 2.        LOST CERTIFICATES

         A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of such alleged lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of any such new certificate.



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SECTION 3.        TRANSFER OF SHARES

         The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued; provided that the Board of Directors shall refuse to acknowledge, or enter on the books of the Corporation, any transfers of shares of the Company that are transferred other than in accordance with applicable securities laws, pursuant to a registration under the Securities Act of 1933, as amended, or pursuant to an exemption available from such registration. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.        STOCKHOLDERS RECORD DATE

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, within the parameters, and in accordance with applicable. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.        DIVIDENDS

         Subject to the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 6.        SEAL

         The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.



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SECTION 7.        FISCAL YEAR

         The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

SECTION 8.        CHECKS

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.        NOTICE AND WAIVER OF NOTICE

         Whenever any notice is required to be given under these By-Laws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his, her or its address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or of these By-Laws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.


                             ARTICLE VI AMENDMENTS

         These By-Laws may be altered, amended, amended and restated or repealed at any annual meeting of the stockholders (or at any special meeting thereof if notice of such proposed alteration, amendment, amendment and restatement or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote for such alteration, amendment, amendment and restatement or repeal. Except as otherwise provided in the Certificate of Incorporation of the Corporation, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend, amend and restate or repeal these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.



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